                                                                    Exhibit 23.2


               [YOUNG CONAWAY STARGATT & TAYLOR, LLP LETTERHEAD]


                                 March 22, 2001


Discover Bank
12 Reads Way
New Castle, Delaware 19720


                Re:   Discover Card Master Trust I
                      ----------------------------


Ladies and Gentlemen:

             We hereby consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-3 of Discover Bank and Discover Card Master Trust I on or about March 22, 2001 and to the references to our firm in the prospectus included therein under the captions "The Seller --
Insolvency-Related Matters" and "Legal Matters".


                                Very truly yours,

                                YOUNG CONAWAY STARGATT & TAYLOR, LLP



                                By:   /s/ RICHARD A. LEVINE
                                   -----------------------------------
                                      Richard A. Levine